United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 25, 2006

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement
Overview of Transaction
     On June 25, 2006, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its majority-owned subsidiary, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), and a Securities Exchange and Distribution Agreement (the “SEDA”) with its majority-owned subsidiary, Fidelity National Title Group, Inc., a Delaware corporation (“FNT”). The Merger Agreement provides that at the effective time, FNF will merge with and into FIS (the “Merger”), after which the separate corporate existence of FNF will cease and FIS will continue as the surviving corporation. It is contemplated that the Merger would be completed immediately following the closing of the SEDA. The SEDA provides for the contribution of substantially all of FNF’s assets and liabilities (other than its ownership interest in FIS) to FNT in exchange for shares of FNT’s Class A common stock (the “Asset Contribution”). Immediately following the Asset Contribution, FNF will convert all of its shares of FNT Class B common stock into shares of FNT Class A common stock and then distribute all of the shares of FNT Class A common stock that it owns, including the converted shares and the shares received from FNT pursuant to the SEDA, to the FNF stockholders as a dividend (the “Spin-off”). After the Asset Contribution and the Spin-off, but immediately prior to the Merger, FNF’s only asset will be its approximately 51% ownership interest in FIS.
The Merger Agreement
The Merger Agreement provides for the merger of FNF with and into FIS. Upon the consummation of the Merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation. The Merger will be consummated immediately after the Spin-off. At the effective time and as a result of the Merger, each share of FNF common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive that number of shares of FIS common stock (the “Merger Consideration”) equal to the 96,214,500 shares of FIS that FNF currently owns, divided by the aggregate number of shares of FNF common stock issued and outstanding immediately prior to the effective time of the Merger (the “Conversion Number”). There is no premium or discount associated with the Conversion Number.
FIS has agreed to cause the membership of the board of directors to be as set forth in the disclosure schedules to the Merger Agreement and to cause each individual identified in such disclosure schedules to hold the office set forth opposite their name therein, including William P. Foley, II, who will become Executive Chairman, Lee A. Kennedy, who will remain President and CEO, Brent B. Bickett, who will become Executive Vice President — Strategic Planning, and Alan L. Stinson, who will become Executive Vice President — Finance.
Representations, Warranties and Covenants.
     Representations and Warranties. FNF and FIS have made customary representations and warranties in the Merger Agreement. None of the representations or warranties will survive the consummation of the Merger and there is no indemnity with respect to such representations and warranties.
     Interim Operating Limitations. Each of the parties has agreed to certain limitations on its conduct between the execution of the Merger Agreement and the consummation of the Merger.

For example, FIS has agreed to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain actions without the consent of FNF, and FNF has agreed not to take any action that would cause it to own any assets or have any liabilities at the effective time of the Merger, subject to certain exceptions.
     Other Covenants. FNF and FIS have made additional covenants in the Merger Agreement including, among others, covenants (i) to amend or terminate certain related party and/or inter-company agreements; (ii) to enter into the Tax Disaffiliation Agreement with FNT; and (iii) not to take or cause to be taken any action that would be likely to disqualify the Spin-off as a tax-free spin-off under Section 355 of the Internal Revenue Code (the “Code”) or that would be likely to disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, FIS made certain additional customary covenants, including, among others, covenants (i) not to solicit proposals relating to alternative business combination transactions or subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions; (ii) to amend and restate the Certegy Inc. Stock Incentive Plan to increase the total number of shares available for issuance by an additional 4,000,000 shares; and (iii) to use its reasonable best efforts to cause its common stock to continue to be listed on the NYSE through the effective time of the Merger and to cause the shares of FIS common stock to be issued in the Merger to be approved for listing on the NYSE.
Shareholder Approval and SEC Filings. The Merger and certain other items related to the transaction will require FNF shareholder approval (the “FNF Shareholder Approval”), and the issuance of FIS stock in connection with the Merger and certain other items related to the transaction will require FIS shareholder approval (the “FIS Shareholder Approval”). Accordingly, the Merger Agreement requires FNF and FIS, as soon as practicable, to prepare and file with the SEC a Proxy Statement relating to required shareholder approvals, and FIS to prepare and file a Registration Statement on Form S-4 relating to the issuance of FIS stock in the Merger, in which the Proxy Statement will be included as a prospectus. Once the Proxy Statement is cleared, and the Form S-4 declared effective, by the SEC, FNF and FIS will schedule shareholder votes and mail the Proxy Statement to their shareholders. Under the Merger Agreement, FNF and FIS each agree, through their respective Boards, to recommend to their respective stockholders approval or adoption of each of the matters requiring shareholder approval or adoption.
FIS Stock Buy-Backs. If, after giving effect to actual or anticipated or projected exercises of outstanding options to purchase shares of FIS common stock prior to the Merger, the Merger Consideration would not constitute more than 50% of the shares of FIS common stock outstanding immediately after the Merger, the Merger Agreement requires that FIS will, if and to the extent directed by FNF, repurchase enough shares of its common stock to cause the Merger Consideration to constitute more than 50% of the shares of FIS common stock outstanding immediately after the Merger, to the extent permitted by applicable law.
Treatment of FNF Equity Awards. In connection with the Merger, outstanding FNF stock options and restricted stock will be treated in the following manner:
     Option Letter Agreement. In connection with the SEDA and the Merger Agreement, William P. Foley, II, Alan L. Stinson and Brent B. Bickett (the “Executives”) have entered into the Option Letter Agreement pursuant to which FNF has the right to cash out a certain number of the Executives’ FNF stock options for their fair market value as of the date FNF elects to exercise such right or cause the Executives to exercise such options. To the extent FNF exercises its right under the Option Letter Agreement, it will do so immediately prior to the effective time of the Spin-off or as near thereto as practicable. FNF’s right to cash out these FNF stock options or cause such options to be exercised is subject to the right of the Executives to exercise such stock options if doing so would not adversely affect the tax treatment of the transactions contemplated by the SEDA.
     Stock Options. FNF stock options held by persons who, after the Merger, will be employed by or provide services to FIS (an “FIS Service Provider”), and the plans under which such options were granted, will be assumed by FIS, with the same terms and conditions as the FNF options, but with equitable adjustments made to the exercise prices and the number of shares underlying the options to reflect the difference in value of FNF and FIS common stock. With respect to the FNF stock options held by the Executives that are not subject to the Option Letter Agreement, 50% of such options will be assumed by FIS as explained above, and the remaining 50% of such options will be replaced with FNT stock options pursuant to the terms of the SEDA.
     Restricted Stock. Each share of FNF restricted stock held by an FIS service provider will be converted into shares of FIS restricted stock. This FIS restricted stock will be subject to the same transfer restrictions and forfeiture conditions as the corresponding FNF restricted stock based upon continued service with FIS and its affiliates. With respect to FNF restricted stock held by the Executives, 50% of the FNF restricted stock held by such Executives will be converted into FIS restricted stock, and the remaining 50% will be replaced with shares of FNT restricted stock pursuant to the terms of the SEDA.
     Amendment of FIS Stock Plan and S-8 Registration Statement. FIS will amend and restate its stock incentive plan to increase the number of shares available for issuance under the plan by 4,000,000 shares and FIS will file a Registration Statement on Form S-8 to register such shares.
Employment/Compensation Matters.
     Dual Executives. Following the Spin-off and the Merger, William P. Foley, II, Alan L. Stinson, and Brent B. Bickett (the “Dual Executives”) will serve as executive officers of both FNT and FIS. Each Dual Executive will enter into an employment agreement with FNT, effective as of the Spin-off, and an employment agreement with FIS, effective as of the Merger, setting forth such executive’s duties, responsibilities and authorities with respect to FNT and FIS, respectively. Under the employment agreements with FIS, the Dual Executives will receive the following compensation:

William P. Foley, II:	annual base salary for 2006 of $500,000, with an annual cash bonus opportunity equal to 300% of the executive’s annual base salary. Mr. Foley will also receive a grant of 830,000 options to purchase shares of FIS common stock, with 3 year graded vesting (1/3 each year) and a 7 year term, immediately following the Merger.

Brent B. Bickett:	annual base salary of $300,000, with an annual cash bonus opportunity equal to 150% of the executive’s annual base salary. Mr. Bickett will also receive a grant of 230,000 options to purchase shares of FIS common stock, with 3 year graded vesting (1/3 each year) and a 7 year term, immediately following the Merger.

Alan S. Stinson:	annual base salary of $300,000, with an annual cash bonus opportunity equal to 150% of the executive’s annual base salary. Mr. Stinson will also receive a grant of 230,000 options to purchase shares of FIS common stock, with 3 year graded vesting (1/3 each year) and a 7 year term, immediately following the Merger.
In addition to the Dual Executives, a list of individuals who are expected to serve as officers of FIS is set forth in the disclosure schedules to the Merger Agreement.
     Amendments to Employment Agreements. In connection with the Merger, the employment agreements between FIS and Lee A. Kennedy and FIS and Jeffery S. Carbiener, both dated as of September 14, 2005, will be amended to provide that the consummation of the Merger and the transactions contemplated by the Merger do not constitute a change of control under such agreements.
     Waiver of Accelerated Vesting of FIS Options. In contemplation of the Merger, holders of certain unvested FIS stock options, granted February 1, 2006 under the Certegy Inc. Stock Incentive Plan, entered into an agreement with FIS pursuant to which the option holders waived any right to have vesting of the shares underlying such unvested options accelerate upon consummation of the Merger.
Closing Conditions. Consummation of the Merger is subject to customary conditions, including (i) the absence of any inaccuracy in either party’s representations and warranties that would be reasonably likely to have a material adverse effect; (ii) the receipt of governmental and regulatory consents and approvals; (iii) the receipt of required shareholder approvals; (iv) the receipt of a private letter ruling from the IRS and an opinion of FNF’s and FIS’s tax advisors that the Merger will qualify as a tax free “reorganization” within the meaning of Section 368(a) of the Code and the Spin-off will qualify as a tax-free spin-off under Section 355 of the Code; (v) the receipt of consents required from third parties, including under credit agreements of FNF, FNT and FIS and any other material agreements; (vi) the clearance of proxy statements by the SEC and effectiveness of registration statements; (vii) the amendment or termination of specified related party and inter-company agreements; and (viii) the occurrence of the Spin-off in accordance with the SEDA.
Termination. The Merger Agreement contains certain termination rights for both FNF and FIS, including the right of either party to terminate the Merger Agreement prior to the consummation of the Merger if (i) the other party’s special committee of independent directors withdraws or materially modifies its approval of the Merger Agreement or its recommendation to its shareholders in a manner adverse to the terminating party, (ii) the SEDA has been terminated, (iii) the Merger has not been consummated on or before December 31, 2006, (iv) a governmental entity prohibits the Merger, or (iv) the other party breaches a representation or warranty in a manner that would have a material adverse effect, and the breach cannot be cured prior to December 31, 2006.

Tax Disaffiliation Agreement.
FNT and its subsidiaries currently are members of the FNF consolidated federal income tax return. In addition, certain FNT group companies are included with certain FIS group companies in state combined returns. From and after the time of FNF’s spin-off of FNT, the FNT group companies no longer will be included in the FNF consolidated federal income tax return or in any combined return with any FIS company. Accordingly, in connection with the SEDA and the Merger Agreement, FNF, FNT and FIS will enter into a Tax Disaffiliation Agreement (the “TDA”). A key purpose of the TDA is to allocate responsibility among the parties for filing returns and paying taxes for periods prior to the Spin-off. The TDA also includes indemnifications for any adjustments to taxes for periods prior to the Spin-off and for any taxes and for any associated adverse consequences that may be imposed on the parties as a result of the Spin-off, as a result of actions taken by the parties or otherwise. It is a condition to closing under both the SEDA and the Merger Agreement that FNF, FNT and FIS enter into the TDA.
Designation of Agent. FNF, prior to the Merger, will, to the extent permissible, designate FNT or an affiliate of FNT as the agent of the FNF federal consolidated group, such that FNT (or such FNT affiliate) will represent that group before the IRS for all federal income tax matters related to periods prior to the Spin-off. There will be conforming agency designations at the state level to the extent permitted by law.
Filing of Returns and Payment of Taxes. To the extent permissible, FNT will file and pay the tax due on all FNF federal consolidated returns. FNT and FIS will share the responsibility for filing and paying tax on combined state returns that contain FNT group companies and FIS group companies; determination of which group will file the return and pay the tax will depend upon whether the common parent of the combined group is an FNT company or an FIS company. There are limitations on each group’s ability to amend returns if amendment would increase the tax liability of the other group.
Indemnification. FNT will indemnify FNF (and its successor, FIS) with respect to the FNF federal consolidated income taxes for periods prior to the Spin-off (other than taxes attributable to income of FIS or FIS subsidiaries), and with respect to any state income taxes payable by FIS but attributable to a subsidiary of FNF, FNT or to one of the former direct FNF subsidiaries that are being contributed to FNT pursuant to the SEDA. FIS will indemnify FNT with respect to any state income taxes payable by FNT but attributable to a subsidiary of FIS. FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the merger of FNF into FIS is determined to be a taxable transaction. FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the Spin-off is determined to be a taxable transaction, unless such adverse determination is the result of a breach by FIS of its representation not to take any action within its control that would cause the Spin-off to be taxable or the result of an acquisition of FIS stock within the control of FIS or an FIS affiliate.
Subject to some limitations and exceptions, the indemnifying party controls any contest or audit related to any indemnified tax.
Restrictions on Stock Acquisitions. Through the period ending 2 years after the Spin-off, any direct or indirect acquisition, issuance, or other transaction, subject to certain exceptions, involving FIS or FNT stock will be restricted in the absence of an opinion from a nationally recognized law firm or accounting firm that the transaction will not cause the Spin-off to be taxable or consent from certain officers of the other party.

Other Operational Provisions. Prior tax sharing agreements are terminated, except for tax sharing agreements relating to insurance companies. Such agreements will be amended to substitute FNT for FNF, except in the case of National Title Insurance of New York, Inc., which will be amended to substitute FIS for FNF.
Cross-Indemnity Agreement.
As a condition to the SEDA Closing, FNT and FIS have agreed to enter into the Cross-Indemnity Agreement. Under the Cross-Indemnity Agreement, each party (together with certain of its affiliates and representatives, the “Indemnifying Party”) will indemnify the other party and certain of the other party’s affiliates and representatives (the “Indemnified Parties”) from and against any losses incurred (whether before, at or after the SEDA Closing) by the Indemnified Parties arising out of: (i) the ownership or operation of the assets or properties, the operations or conduct of the business, and the employee retirement and benefit plans and financial statements of the Indemnifying Party; (ii) any breach by the Indemnifying Party of the Cross-Indemnity Agreement, of its organizational documents, or of any law or contract to which it is a party; (iii) any untrue statement of, or omission to state, a material fact in any governmental filing of the Indemnified Party to the extent it was as a result of information about the Indemnifying Party; (iv) any untrue statement of, or omission to state, a material fact in any governmental filing of the Indemnifying Party, except to the extent it was as a result of information about the Indemnified Party; (v) claims brought by third parties to the extent related to the transactions contemplated by the SEDA (to the extent FNT is the Indemnifying Party) or, among other things, the FIS Merger Agreement (to the extent FIS is the Indemnifying Party), subject to certain exceptions; and (vi) the provision of services by or employment of representatives of the Indemnifying Party, and the termination of such services or employment.
The Cross-Indemnity Agreement expressly provides that it is not intended to change the allocation of liability for any matter in any other existing or future agreement between FNT and its affiliates and FIS and its affiliates, to all of which agreements the Cross-Indemnity Agreement is made subject.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.1	Agreement and Plan of Merger

10.2	Tax Disaffiliation Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: June 29, 2006	By:	/s/ Jeffrey S. Carbiener
Name: Jeffrey S. Carbiener Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Agreement and Plan of Merger

10.2	Tax Disaffiliation Agreement